SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME(LOSS)
KUHLMAN CORPORATION AND SUBSIDIARIES



For the years ended December 31,                1994        1993        1992
- ----------------------------------------------------------------------------
In thousands, except per share amounts


Net sales                                  $ 396,117   $ 242,221   $ 231,426
Cost of goods sold                           320,232     198,923     184,624
- ----------------------------------------------------------------------------
 Gross profit                                 75,885      43,298      46,802
- ----------------------------------------------------------------------------
Operating expenses:
Selling, engineering, general and
 administrative                               52,601      31,869      32,801
Cost of restructuring                            ---       8,650       1,650
- ----------------------------------------------------------------------------
 Total operating expenses                     52,601      40,519      34,451
- ----------------------------------------------------------------------------
Operating profit                              23,284       2,779      12,351
Other income(expense):
Interest expense, net                         (6,969)     (4,523)     (3,985)
Other, net                                      (712)        178       1,470
- ----------------------------------------------------------------------------
 Total other income(expense), net             (7,681)     (4,345)     (2,515)
- ----------------------------------------------------------------------------
Income(loss) before taxes(benefit)            15,603      (1,566)      9,836
Taxes(benefit) on income(loss)                 5,633      (1,876)      4,972
- ----------------------------------------------------------------------------
Income before cumulative effect
 of accounting changes                         9,970         310       4,864
Cumulative effect of accounting
 changes related to post-retirement
 benefits (net of tax effect of $3,623)
 and income taxes                                ---         ---     (10,111)
- ----------------------------------------------------------------------------
Net income(loss)                           $   9,970   $     310   $  (5,247)
============================================================================
Per share amounts:
Income before effect of
 accounting changes                        $    0.73   $    0.02   $    0.38
Accounting changes                               ---         ---       (0.80)
- ----------------------------------------------------------------------------
Net income(loss)                           $    0.73   $    0.02   $   (0.42)
============================================================================
Average shares outstanding                    13,647      13,484      12,618
============================================================================


        The NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS should be read in conjunction with these statements.

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
KUHLMAN CORPORATION AND SUBSIDIARIES



December 31,                                          1994        1993
- ----------------------------------------------------------------------
In thousands

ASSETS
Current assets
Cash and cash equivalents                        $   3,036   $  18,994
Restricted cash                                        ---       1,800
Accounts receivable, less reserves of
  $990 and $900 at December 31, 1994
  and 1993, respectively                            59,892      54,797
Inventories                                         43,713      47,254
Deferred income taxes                                6,071       8,598
Prepaid expenses and other current assets            5,887       1,706
- ----------------------------------------------------------------------
  Total current assets                             118,599     133,149
- ----------------------------------------------------------------------

Plant and equipment
Land                                                 2,413       1,955
Buildings and leasehold improvements                33,564      31,756
Machinery, fixtures and equipment                  107,692     100,334
Construction in progress                             2,668       1,834
- ----------------------------------------------------------------------
                                                   146,337     135,879
Less-accumulated depreciation and amortization     (81,587)    (74,718)
- ----------------------------------------------------------------------
 Plant and equipment - net                          64,750      61,161
- ----------------------------------------------------------------------
Intangible assets, net of amortization of
 $1,668 and $237 at December 31, 1994 and
 1993, respectively                                 39,452      40,883
Other assets                                         6,384       7,728
- ----------------------------------------------------------------------
                                                 $ 229,185   $ 242,921
======================================================================


LIABILITIES
Current liabilities
Notes payable                                    $   2,000   $   3,247
Current portion of long-term debt                    5,878       5,059
Accounts payable                                    30,624      25,779
Accrued liabilities                                 30,596      35,667
- ----------------------------------------------------------------------
  Total current liabilities                         69,098      69,752
- ----------------------------------------------------------------------
Long-term debt
Bank debt                                           59,253      77,140
Other long-term debt                                17,642      20,684
- ----------------------------------------------------------------------
  Total long-term debt                              76,895      97,824
- ----------------------------------------------------------------------
Accrued postretirement benefits                      8,943       9,769
- ----------------------------------------------------------------------
Deferred income taxes                                1,033       1,389
- ----------------------------------------------------------------------
Total liabilities                                  155,969     178,734
- ----------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Preferred stock, par value $1.00, authorized
  2,000 shares, none issued; Junior participating
  preferred stock, Series A, no par value
  authorized 150 shares, none issued                   ---         ---
Common stock, par value $1.00, authorized 20,000
  shares, issued and outstanding 13,100 and
  12,914 shares at December 31, 1994 and 1993,
  respectively                                      13,100      12,914
Additional paid-in capital                          25,300      23,513
Retained earnings                                   36,672      30,364
Foreign currency translation adjustments            (1,813)     (2,359)
Minimum pension liability                              (43)       (245)
- ----------------------------------------------------------------------
Total shareholders' equity                          73,216      64,187
- ----------------------------------------------------------------------
                                                 $ 229,185   $ 242,921
======================================================================


     The NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS should be read in conjunction with these balance sheets.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
KUHLMAN CORPORATION AND SUBSIDIARIES



For the years ended December 31,              1994        1993        1992
- -----------------------------------------------------------------------------
In thousands

Cash flows from operating activities:
 Net income(loss)                         $  9,970    $    310    $ (5,247)
 Adjustments to reconcile net income(loss)
  to net cash provided by operating
  activities:
     Depreciation and amortization          11,207       8,602       8,978
     Deferred income taxes                   2,435      (1,275)       (635)
     Provision for losses on accounts
       receivable                              250         201         172
     (Gain)loss on sale of plant and
       equipment                               207         588         (88)
     Other, net                                351        (241)     (3,450)
     Cost of restructuring                     ---       8,650       1,650
     Cumulative effect of changes
      in accounting principles                 ---         ---      10,111
     Changes in operating assets and
      liabilities:(1)
       Accounts receivables                 (4,885)     (5,977)       (685)
       Inventories                           3,719       5,202       3,797
       Prepaid expenses and other
         current assets                     (3,536)      1,766         206
       Accounts payable                      4,708      (1,377)      2,136
       Accrued liabilities                  (5,545)     (5,931)     (4,851)
- ----------------------------------------------------------------------------
Net cash provided by operating activities   18,881      10,518      12,094
- ----------------------------------------------------------------------------
Cash flows from investing activities:
 Capital expenditures                      (13,048)     (6,091)     (8,887)
 Cash paid for acquired business               ---      (5,493)        ---
 Proceeds from sales of plant and equipment    346       2,460         478
- ----------------------------------------------------------------------------
Net cash used for investing activities     (12,702)     (9,124)     (8,409)
- ----------------------------------------------------------------------------
Cash flows from financing activities:
 Net change in revolving loan facility     (13,941)       (658)       (788)
 Proceeds from issuance of long-term debt      685      68,700      29,500
 Repayment of long-term debt                (8,259)    (68,410)    (34,648)
 Dividends paid                             (3,640)     (3,530)     (3,452)
 Stock options exercised                     1,176       1,825         594
 Proceeds from issuance of warrants            ---         ---         810
 Repurchase of common stock                    ---         ---        (407)
 Restricted cash                             1,800      (1,800)        ---
 Payments related to the issuance of debt      ---      (2,882)        ---
- ----------------------------------------------------------------------------
Net cash used for financing activities     (22,179)     (6,755)     (8,391)
- ----------------------------------------------------------------------------
Effect of exchange rate changes on cash
 and cash equivalents                           42           4         (53)
- ----------------------------------------------------------------------------
Increase(decrease) in cash and cash
 equivalents                               (15,958)     (5,357)     (4,759)
Cash and cash equivalents, beginning
 of year                                    18,994      24,351      29,110
- ----------------------------------------------------------------------------
Cash and cash equivalents, end of year   $   3,036   $  18,994   $  24,351
============================================================================


(1) Net of the effects of acquisition and the cumulative effect of changes in accounting principles, where applicable.

       The NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS should be read in conjunction with these statements. See Note 11 for information on noncash investing and financing activities.

SUPPLEMENTAL CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
KUHLMAN CORPORATION AND SUBSIDIARIES



                    Common Shares
                    -------------
For the years                                          Foreign
 ended December                    Additional          Currency   Minimum
 31, 1994, 1993                      Pain-In Retained Translation Pension
 and 1992          Shares   Amount   Capital Earnings Adjustment Liability Total
- -------------------------------------------------------------------------------
In thousands, except shares

BALANCE-
 DECEMBER 31, 1991,
 as previously
 reported           5,721,226  $ 5,721  $ 8,180 $35,903   $ --- $ ---   $49,804

Adjustments in
 connection with
 pooling of
 interests          6,852,394    6,853   11,390   6,419     459   ---    25,121


- -------------------------------------------------------------------------------
BALANCE-
 DECEMBER 31,
 1991 as restated  12,573,620  $12,574  $19,570 $42,322   $ 459 $ ---   $74,925

- -------------------------------------------------------------------------------
Net loss                  ---      ---      ---  (5,247)    ---   ---    (5,247)
Cash dividends
 declared ($.60
 per share) (1)           ---      ---      ---  (3,456)    ---   ---    (3,456)
Exercise of
 stock options         80,323       80      514     ---     ---   ---       594
Repurchase of
 common stock         (31,500)     (31)    (376)    ---     ---   ---      (407)
Issuance of
 common stock          11,212       11      140     ---     ---   ---       151
Issuance of
 warrants                 ---      ---      810     ---     ---   ---       810
Foreign currency
 translation
 adjustment               ---      ---      ---     ---  (2,528)  ---    (2,528)


- -------------------------------------------------------------------------------
BALANCE-
 DECEMBER 31,
 1992              12,633,655  $12,634  $20,658 $33,619 ($2,069)  ---  $ 64,842
- -------------------------------------------------------------------------------
Net income                ---      ---      ---     310     ---   ---       310
Cash dividends
 declared ($.60
 per share) (1)           ---      ---      ---  (3,565)    ---   ---    (3,565)
Exercise of
 stock options        187,249      187    1,638     ---     ---   ---     1,825
Issuance of
 common stock          93,113       93    1,217     ---     ---   ---     1,310
Minimum pension
 liability                ---      ---      ---     ---     ---  (245)     (245)
Foreign currency
 translation
 adjustment               ---      ---      ---     ---    (290)  ---      (290)

- -------------------------------------------------------------------------------
BALANCE-
 DECEMBER 31,
 1993              12,914,017  $12,914  $23,513 $30,364 ($2,359)($245)  $64,187
- -------------------------------------------------------------------------------
Net income                ---      ---      ---   9,970     ---   ---     9,970
Cash dividends
 declared ($.60
 per share) (1)           ---      ---      ---  (3,662)    ---   ---    (3,662)
Exercise of
 stock options        134,149      134    1,042     ---     ---   ---     1,176
Issuance of
 common stock          51,435       52      745     ---     ---   ---       797
Minimum pension
 liability                ---      ---      ---     ---     ---   202       202
Foreign currency
 translation
 adjustment               ---      ---      ---     ---     546   ---       546

- -------------------------------------------------------------------------------
BALANCE-
 DECEMBER 31,
 1994              13,099,601  $13,100  $25,300 $36,672 ($1,813) ($43)  $73,216
- -------------------------------------------------------------------------------


(1) Dividends per share have not been restated to reflect the Schwitzer merger.

      The NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS should be read in conjunction with these statements.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- -----------------------------------------------------------------

Principles of Consolidation and Basis of Presentation

The supplemental consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. Investments of 50% or less in affiliated companies are accounted for on the equity method. All significant intercompany transactions have been eliminated. The supplemental consolidated statements of income(loss) include the results of an acquired business accounted for under the purchase method of accounting from the date of acquisition. Further information pertaining to the acquisition is presented in Note 2, "Merger and Acquisition."

On May 31, 1995, the Company merged Schwitzer, Inc. ("Schwitzer") with a wholly-owned subsidiary of the Company. The merger was accounted for as a pooling of interests. The supplemental consolidated financial statements for all periods have been restated to present the combined balance sheets and results of operations of both companies as if the merger had been in effect for all periods presented. The supplemental consolidated statements of shareholders' equity reflects the accounts of the Company as if the additional common stock had been issued during all periods presented. These supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company and subsidiaries after financial statements covering the date of consummation are issued. Certain amounts in the 1994, 1993 and 1992 Schwitzer financial statements were reclassified to conform with the presentation used by the Company. Further information pertaining to the merger is presented in Note 2, "Merger and Acquisition." In addition, certain amounts in the Company's 1993 and 1992 financial statements have been reclassified to conform with the 1994 presentation. The supplemental consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company and Schwitzer included in their respective 1994 annual reports on Form 10-K.

Restricted Cash

In 1993, the Company placed $1,800,000 in a restricted bank account as partial collateral for a letter of credit issued by a bank to guarantee the Company's performance required by an industrial revenue bond indenture. In 1994 the Company replaced the 1993 letter of credit with another letter of credit issued as part of its credit agreement with a group of banks. At the time of replacement, the restriction on the account was removed.

Inventories

Inventories are stated at the lower of cost or market and are determined by either the last-in, first-out (LIFO) or first-in, first-out (FIFO) method for domestic inventories. Inventories of foreign operations are determined by the first-in, first-out
(FIFO) method. Approximately 53% and 62% of the inventories at December 31, 1994 and 1993, respectively, were determined using the LIFO method. Inventory costs include material, labor and manufacturing overhead.

Plant and Equipment

Plant and equipment are carried at cost and are depreciated over their estimated useful lives, ranging from 3 to 40 years, using principally the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes. Plant and equipment obtained through the acquisition of a company are recorded at estimated fair value as of the date of acquisition. All additions subsequent to the acquisition date are recorded at cost.

Intangible Assets

Intangible assets consist primarily of goodwill related to the acquisition of a business. Goodwill is being amortized on a straight-line basis over forty years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Other intangible assets are amortized to expense using the straight-line method over three to ten years.

Income Taxes

In 1992, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the estimated future tax effects of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Federal and state income taxes are not provided on undistributed earnings of foreign subsidiaries that have been or are intended to be reinvested indefinitely. Based upon current tax rates and the level of undistributed earnings of the foreign subsidiaries, it is anticipated that no significant net additional taxes would be incurred if the accumulated earnings at December 31, 1994 were distributed.

Engineering

Engineering expenses include activities associated with product development, the application of products to specific customer needs, and ongoing efforts to refine and enhance existing products. These costs are expensed as incurred and totaled approximately $7,574,000, $6,632,000, and $8,134,000 in 1994,
1993 and 1992, respectively.

Postretirement Benefits

In 1992, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The new standard requires that the expected cost of retiree health benefits be charged to expense during the years that the employees render service. Previously, the Company recognized these costs as incurred.

Environmental Remediation and Compliance

Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated. Environmental compliance costs include maintenance and operating costs with respect to pollution control equipment, cost of ongoing monitoring programs and similar costs. Such costs are expensed as incurred.

Foreign Currency Translation

A subsidiary of the Company has foreign subsidiaries located in the United Kingdom (U.K.), Canada and Brazil. Financial data of the U.K. and Canadian subsidiaries are translated into U.S. dollars at current exchange rates and translation adjustments are accumulated as a separate component of shareholders' equity. Foreign currency transaction gains and losses of the U.K. and Canadian subsidiaries are credited or charged to income as they occur.

The Brazilian subsidiary operates in a hyperinflationary economy. Accordingly, financial data stated in Brazilian currencies are remeasured into U.S. dollars at both current (monetary items) and approximate historical (non-monetary items) exchange rates and the resulting adjustments are charged or credited to income. Transaction adjustments included in other, net on the consolidated statements of operations were $847,000 loss in 1994, $1,040,000 loss in 1993 and $88,000 income in 1992. The transaction adjustments for 1994, 1993 and 1992 are stated net of imputed interest income (expense) of $(589,000), $749,000 and $4,271,000 respectively, realized on net monetary assets and liabilities.

Per Share Information

Earnings(loss) per share amounts are based on the weighted average number of common shares outstanding during each year, as adjusted for all materially dilutive common equivalent shares. Common equivalent shares, which include stock options and warrants, were determined under the treasury stock method. Shares used in the per share calculation in 1994 and 1993 were 13,647,000 and 13,484,000, which included 638,000 and 672,000 shares, respectively, resulting from the dilutive effects of common stock equivalents. As common stock equivalents are not considered in loss periods, there was no associated dilution in 1992.

NOTE 2.   MERGER AND ACQUISITION
- -----------------------------------------------------------------

On May 31, 1995, the Company merged Schwitzer, a New York Stock Exchange listed company, with a wholly-owned subsidiary of the Company. The merger was accounted for under the pooling of interests method of accounting. Schwitzer designs, manufactures and markets turbochargers, fan drives, cooling fans and crankshaft vibration dampers for enhancing the efficiency of diesel and gasoline engines. As provided for in the merger agreement, each share of Schwitzer common stock was converted into 0.9615 share of the Company's common stock, resulting in the Company issuing approximately 6,980,000 shares of stock. Transaction expenses and other charges related to the merger will total approximately $5,600,000 net of tax, including $1,861,000 related to refinancing of Schwitzer's debt under terms more favorable to the Company. These expenses will be charged to expense in the quarter ended June 30, 1995.

In accordance with the pooling of interests method of accounting, the Company's financial statements have been restated for all periods presented to include the results of Schwitzer. Operating results for the Company and Schwitzer for the years ended December 31, 1994, 1993 and 1992, prior to restatement, are presented below.



                                      Year ended December 31,
                                    1994         1993         1992
- -------------------------------------------------------------------------
Net sales:
 Kuhlman                       $ 242,846    $ 118,097    $ 121,734
 Schwitzer                       153,271      124,124      109,692
- -------------------------------------------------------------------------
 Combined                      $ 396,117    $ 242,221    $ 231,426
=========================================================================

Net income (loss):
 Kuhlman                       $   1,617    $  (2,998)   $   6,224
 Schwitzer                         8,930        2,530      (11,270)
 Adjustment to valuation
   allowance (1)                    (577)        (511)       1,088
 SFAS No. 106 adjustments (2)        ---        1,289       (1,289)
- -------------------------------------------------------------------------
 Combined                      $   9,970    $     310    $  (5,247)
=========================================================================


(1) The tax provisions in 1994, 1993 and 1992 for the combined company were adjusted to reflect changes in the valuation allowance under SFAS No. 109 as if the companies had been combined at January 1, 1992.

(2) The cumulative effect of accounting changes related to postretirement benefits was adjusted to restate the Company's transition period for adoption of SFAS No.
          106 to January 1, 1992.

On December 15, 1993, the Company acquired all of the outstanding stock of Coleman Holding Company ("Coleman") for $8,993,000. The acquisition was funded by cash of the Company. Coleman is a fully-integrated manufacturer and distributor of a broad range of electrical and electronic wire and cable products to diverse markets principally in the United States. Coleman's manufacturing plants are located in Illinois.

The acquisition has been accounted for by the purchase method of accounting and accordingly, the net assets and results of operations for Coleman are included in the Company's Consolidated Financial Statements from the date of acquisition. The fair value of the assets acquired, including goodwill, was $97,863,000, with liabilities assumed of $92,370,000. Cash paid for the acquisition, net of cash acquired, was $5,493,000. The purchase price has been allocated to the assets and liabilities of Coleman based on estimated fair values. The purchase price and expenses associated with the acquisition exceeded the fair value of Coleman's net assets by approximately $38,398,000 which has been assigned to goodwill. Amortization of the excess purchase price is made over a period not to exceed forty years. Subsequent to the acquisition, the Company refinanced approximately $63,363,000 of Coleman's outstanding debt and certain related fees through bank borrowings. See Note 3 of the Notes To Consolidated Financial Statements.

The following unaudited pro forma information combines the consolidated results of operations of the Company and Coleman as if the acquisition had occurred on January 1, 1992:



In thousands                        1993            1992
- ----------------------------------------------------------------------

Net sales                      $ 354,243       $ 342,530

Net income (loss)              $   2,493       $  (7,027)

Net income (loss) per share    $    0.18       $   (0.53)

The pro forma operating results include each company's results of operations for the indicated years with the adjusted depreciation and amortization on plant and equipment, amortization of goodwill, along with other relevant adjustments to reflect fair market value required using the purchase method of accounting.
Interest expense on Coleman's outstanding indebtedness was adjusted to reflect the improved creditworthiness of the Company.

The pro forma information given above does not purport to be indicative of the results that actually would have been obtained if the operations were combined during the periods presented and is not intended to be a projection of future results or trends.

NOTE 3.   SHORT-TERM AND LONG-TERM DEBT
- -----------------------------------------------------------------

On December 15, 1993, the Company entered into a credit agreement with a group of banks which replaced certain of its existing bank debt including approximately $61,260,000 outstanding at Coleman.
Pursuant to the credit agreement, the Company obtained a $38,000,000 term loan and a revolving loan facility which mature on December 31, 1999. The revolving loan facility allows the Company to borrow up to $40,000,000 subject to certain availability requirements. In addition, a subsidiary of the Company had an unsecured revolving loan facility which allows it to borrow up to $17,000,000 subject to certain availability requirements. The Company and its subsidiary must pay a commitment fee at an annual rate of 3/8 of 1% and 1/2 of 1%, respectively, on the average daily unused portion of their revolving loan facility. Interest rates on amounts borrowed vary and are based on either a Eurodollar (LIBOR) rate plus 1.25-2.0% subject to certain conditions or a Prime (base) rate plus up to
 .75% option selected by the Company and its subsidiary at the time of borrowing. At December 31, 1994, the Company and its subsidiary borrowed approximately $30,750,000 under the revolving loan facilities at an average interest rate of 8.0%. The Company and its subsidiary are not required to repay any borrowings under their revolving credit agreements before December 31, 1999 and March 31, 1998, respectively. However, the Company has classified $2,000,000 of debt outstanding under these agreements which is expected to be repaid within one year as notes payable.
The notes payable balance could fluctuate according to the working capital requirements of the Company. At December
31,1994, $34,000,000 of term debt was outstanding and carried an average interest rate of 7.7%. At December 31, 1994, the Company had unused availability under its credit agreements of approximately $24,866,000. The subsidiary revolving loan facility was refinanced under the Company's credit agreement subsequent to the Merger with Schwitzer.

The fixed rate notes, obligations of a subsidiary of the Company, are due in equal annual installments of $3,000,000 in 1998 through 2002 and bear interest at an annual rate of 10.21% payable semi-annually on $15,000,000 of principal at par. These notes are accompanied by detachable warrants that give the holders the right to purchase with cash, or through surrender of the notes at par, as adjusted by the conversion ratio in the merger of the Company with Schwitzer, 480,750 shares, in the aggregate, of the Company's common stock at an exercise price of $8.32 per share, subject to certain conditions. The total consideration of $15,000,000 received on the notes and warrants was allocated $14,190,000 to the notes, recorded as long-term debt, and $810,000 to the warrants, recorded as paid-in capital.
The Company has the right, under certain circumstances, to repurchase the warrants, which expire on April 15, 2002. The fixed rate notes were refinanced under the Company's credit agreement subsequent to the Merger with Schwitzer.

The credit agreements of the Company and its subsidiary contain various warranties and covenants pertaining to among others, the maintenance of net worth, compliance with certain financial ratios, and limitations on the payment of dividends, capital expenditures, the incurrence of additional indebtedness by the Company and its subsidiary and certain cross-default provisions.
In addition, the subsidiary note and bank credit agreements have limitations on the payment of dividends to the Company. Under the most restrictive of these provisions $6,057,000 of the Company's consolidated retained earnings at December 31, 1994, was free of any restriction as to the payment of dividends.
Under the most restrictive covenants in the subsidiary credit agreement $4,300,000 of the subsidiaries retained earnings at December 31, 1994 was free of any restriction as to the payment of dividends to the Company. As of December 31, 1994, borrowings under the Company's credit agreement are generally secured by substantially all of the assets of the Company, except for those of its Schwitzer subsidiary and specific assets related to certain industrial revenue bonds and capital lease obligations.

Interest on the variable rate loan facility (denominated in Sterling) is payable quarterly at variable rates (8.0% at December 31, 1994). This variable rate facility also contains certain financial covenants, including minimum tangible net worth requirements of a certain foreign subsidiary of the Company.

A subsidiary of the Company was a party to an interest rate swap agreement with a bank that expired in April 1994 pursuant to which that subsidiary paid interest or received interest payments for the difference between a fixed rate of 10.29% and LIBOR on $22,000,000 of principal.

At December 31, 1994 and 1993, long-term debt consisted of the following:




In thousands                                          1994          1993
- -----------------------------------------------------------------------------

Variable rate notes supported by revolving
     and term loan agreement with banks,
     Maturing through 1999                       $  64,750     $  81,200

Fixed rate notes payable to an institutional
     lender, maturing 1998 to 2002                  14,407        14,326

Variable rate loan facility payable to bank,
     denominated in sterling, maturing in
     1995 to 1997                                    1,718         2,188

Obligations under capital leases, interest
     rates ranging from 8% to 19%
     (See Note 4)                                    2,231         2,339

Miscellaneous other long-term debt, rates
     ranging from .85% to 15%, payable in
     various amounts through 2011                    1,667         6,077
- -----------------------------------------------------------------------------
                                                    84,773       106,130
     Less - current portion                         (7,878)       (8,306)
- -----------------------------------------------------------------------------
                                                 $  76,895     $  97,824
=============================================================================


The minimum scheduled principal payments on long-term debt outstanding at December 31, 1994 are as follows:

     In thousands
     -----------------------------------------------------------
     1995                                         $   7,878
     1996                                             7,398
     1997                                             7,831
     1998                                            16,764
     1999                                            33,911
     Thereafter                                      10,991
     -----------------------------------------------------------
     Total minimum scheduled principal payments   $  84,773
     ===========================================================

NOTE 4.   COMMITMENTS
- -----------------------------------------------------------------
Operating Leases

The Company leases certain of its buildings, machinery and equipment under operating lease agreements which expire at various dates over the next eight years.

The following is a summary of rent expense under all operating leases:

In thousands                      1994        1993       1992
- --------------------------------------------------------------------------
Minimum rentals                 $3,229      $1,621     $1,604
==========================================================================

Minimum future rental payments under noncancelable operating leases for each of the next five years and in the aggregate are as follows:

In thousands
- -----------------------------------------------------------------
1995                                    $  2,809
1996                                       2,254
1997                                       1,890
1998                                       1,645
1999                                       1,521
Subsequent to 1999                         1,908
- -----------------------------------------------------------------
Total minimum rental payments           $ 12,027
=================================================================


Capital Leases

The Company leases various manufacturing, office and warehouse properties and office equipment under capital leases which expire at various dates through 2009. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

At December 31, 1994 and 1993, property under capital leases included with plant and equipment in the accompanying consolidated balance sheet is as follows:



In thousands                                1994       1993
- --------------------------------------------------------------

Building and improvements                $ 2,360    $ 2,360
Machinery and equipment                      384        384
- --------------------------------------------------------------
                                           2,744      2,744
Less-accumulated depreciation               (879)      (702)
- --------------------------------------------------------------
Plant and equipment, net                 $ 1,865    $ 2,042
==============================================================


Minimum future lease payments under capital leases as of December
31, 1994 are as follows:



In thousands
- -----------------------------------------------------------------
1995                                          $    464
1996                                               410
1997                                               424
1998                                               424
1999                                               414
Subsequent to 1999                               3,604
- -----------------------------------------------------------------
Total minimum lease payments                  $  5,740
Less-amounts representing interest              (3,509)
- -----------------------------------------------------------------
Present value of net minimum lease payments      2,231
Less-current portion                              (118)
- -----------------------------------------------------------------

Long-term obligations under capital leases    $  2,113
=================================================================


Certain capital leases provide for purchase options. Generally, purchase options are at prices representing the expected fair value of the property at the expiration of the lease term.

Severance Agreements

The Company instituted a severance policy in 1994 applicable to certain of its executive officers. The severance policy provides that if an executive officers' employment is terminated, the executive's base pay, medical and dental coverage, health and accident insurance, and disability and group life insurance will be continued for a period of twenty-four months, subject to certain conditions. The aggregate commitment under the executive severance policy should all six covered employees be terminated is approximately $3,300,000.

A subsidiary of the Company has an employment and compensation agreement with an executive which provides for cash compensation and the continuation of certain benefits under certain circumstances, including a change in control of the subsidiary (as defined). The commitment under this agreement at December 31, 1994 is approximately $1,350,000.

Legal Matters

The Company is involved in several legal matters. In the opinion of management and outside legal counsel, the outcome of current matters will not have a materially adverse effect on the financial position or results of operations of the Company.

NOTE 5.   INVENTORIES
- -----------------------------------------------------------------

Inventories at December 31, 1994 and 1993 consisted of the following:



In thousands                          1994         1993
- -----------------------------------------------------------------
FIFO cost:
Raw materials                    $  17,333    $  18,092
Work-in-progress                     8,262       10,238
Finished products                   21,677       19,282
- -----------------------------------------------------------------
                                    47,272       47,612
Excess of FIFO over LIFO cost       (3,559)        (358)
- -----------------------------------------------------------------
                                 $  43,713    $  47,254
=================================================================


NOTE 6.   ACCRUED LIABILITIES
- -----------------------------------------------------------------

Accrued liabilities at December 31, 1994 and 1993 consisted of the following:



In thousands                                    1994       1993
- -----------------------------------------------------------------
Salaries, wages and employee benefits       $ 14,396   $ 14,015
Warranty related accruals                      3,573      4,776
Dividends payable                                922        900
Restructuring                                    178      4,203
Environmental reserve                          1,229        ---
Other                                         10,298     11,773
- -----------------------------------------------------------------
                                            $ 30,596   $ 35,667
=================================================================


NOTE 7.   INCOME TAXES
- -----------------------------------------------------------------

The Company adopted the provisions of SFAS No. 109, "Accounting for Income Taxes," effective as of the beginning of 1992. A charge of $1,179,000 ($0.09 per share) was recorded in the 1992 consolidated statement of income for the cumulative effect of this change in accounting principle. Financial statements for years prior to 1992 were not restated.

Income(loss) before taxes(benefits) and the cumulative effect of accounting changes was as follows:



In thousands                     1994       1993        1992
- -----------------------------------------------------------------
Domestic                     $ 11,270   $ (2,919)   $  8,694
Foreign                         4,333      1,353       1,142
- -----------------------------------------------------------------
                             $ 15,603   $ (1,566)   $  9,836
=================================================================


The provision(benefit) for income taxes consisted of the following:



In thousands                     1994       1993        1992
- -----------------------------------------------------------------
Current:
  Federal                    $  1,388   $   (441)   $  3,397
  State                           280       (306)        731
  Foreign                       1,750        566         983
- -----------------------------------------------------------------
                             $  3,418   $   (181)   $  5,111
- -----------------------------------------------------------------

Deferred:
  Federal                    $  2,393   $ (1,373)   $     55
  State                           305       (281)        (64)
  Foreign                        (483)       (41)       (130)
- -----------------------------------------------------------------
                                2,215     (1,695)       (139)
- -----------------------------------------------------------------
  Total                      $  5,633   $ (1,876)   $  4,972
=================================================================


The significant components of the provision(benefit) for deferred income taxes, resulting from differences in the timing of recognition of income and expenses for income tax and financial reporting purposes, consist of the following:



In thousands                                    1994      1993      1992
- ---------------------------------------------------------------------------
  Net operating loss carryforwards . . . . . $    67   $ 1,119   $(1,327)
  Restructuring costs. . . . . . . . . . . .   1,342    (1,560)    1,273
  Depreciation . . . . . . . . . . . . . . .    (540)     (291)     (365)
  Compensation, benefits & pensions. . . . .    (407)     (267)     (111)
  Warranty & other sales accruals. . . . . .     443      (242)     (101)
  Additional taxes provided. . . . . . . . .     490    (1,486)      284
  Inventory reserves & valuation . . . . . .     312         6      (447)
  Postretirement benefits. . . . . . . . . .     309       323       238
  Environmental reserve. . . . . . . . . . .    (524)      ---       ---
  Intangible asset write-off . . . . . . . .     753       ---       ---
  Reserves for interest. . . . . . . . . . .     ---       423        14
  Other, net                                     (30)      280       403
- ---------------------------------------------------------------------------
  Total                                      $ 2,215   $(1,695)  $  (139)
===========================================================================


The effective income tax provision (benefit) differs from the amount calculated using the statutory United States Federal income tax rate, principally due to the following:



In thousands            1994                1993                1992
- ----------------------------------------------------------------------------
                           Percentage          Percentage          Percentage
                           of income           of income           of income
                            before              before              before
                  Amount    taxes     Amount    taxes     Amount    taxes
- -----------------------------------------------------------------------------
Statutory United
   States Federal
   income tax...  $5,305     34.0%    $ (533)   (34.0%)  $ 3,344     34.0%

State income
   taxes, net of
   Federal income
   tax effect...     359      2.3        (96)    (6.1)       405      4.1
Additional taxes
   provided.....     490      3.1     (1,486)   (94.9)       284      2.9
Amortization of
   goodwill.....     326      2.1        ---      ---        ---      ---
Effect of stock
   options......     (64)     (.4)      (248)   (15.8)      (170)    (1.7)
Foreign tax
   credit.......    (200)    (1.3)       ---      ---        ---      ---
Foreign tax
   effects......    (203)    (1.3)        64      4.0        203      2.0
Tax on foreign
   dividends....     ---      ---        ---      ---        926      9.4
Deduction for
   pre-distri-
   bution tax
   adjustments...    ---      ---        ---      ---        (49)     (.5)
Other............   (380)    (2.4)       423     27.0         29       .3
- -----------------------------------------------------------------------------
                  $5,633     36.1%   $(1,876)  (119.8%)   $4,972     50.5%
=============================================================================


In accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the cumulative effect of the change in accounting method to recognize the cost of post-retiree benefits has been presented in the consolidated statements of income(loss), net of income taxes of $3,623,000. Therefore, the income tax provision (benefit) does not reflect a separate deferred tax benefit for these expenses.

The net deferred tax asset recognized in the consolidated statements of financial position as of December 31, 1994 and 1993, consists of the following (in thousands):


                                             1994       1993
- ------------------------------------------------------------------
  Total deferred tax assets              $ 14,180   $ 17,726
  Total deferred tax liabilities           (7,142)    (8,210)
- ------------------------------------------------------------------
  Net deferred tax assets                $  7,038   $  9,516
==================================================================

The tax effect of each temporary difference and carryforward that gives rise to significant deferred tax assets and deferred tax liabilities as of December 31, 1994 and 1993, respectively, are as follows (in thousands):

                                                  1994           1993
- -----------------------------------------------------------------------
  Accumulated tax depreciation of
     property and equipment in excess of
     accumulated book depreciation           $  (4,502)     $  (5,267)
  Purchase price premium in inventory           (1,752)        (1,835)
  Net operating loss carryforwards               2,202          2,208
  Inventory reserves                               638            700
  Deferred warranty income                       1,155          1,660
  Accrued restructuring costs                      532          2,982
  Postretirement benefits                        4,047          4,386
  Environmental reserve                            524            ---
  Accrued employee benefits                      2,771          2,482
  Miscellaneous accruals                         1,423          2,200
- -------------------------------------------------------------------------
                                              $  7,038      $   9,516
=========================================================================


One of the company's wholly-owned subsidiaries has available net operating losses which expire as follows (in thousands):

               2003       $  1,600
               2004          3,400
               2005            425
                          --------
                          $  5,425
                          ========

Based upon anticipated reversals of timing differences and other projected taxable income for future periods, management believes that a valuation allowance for the net deferred tax asset associated with timing differences and carryforwards is not necessary.

Schwitzer was organized in 1989 in connection with the distribution of its common stock (the "Distribution") by Household International, Inc. ("Household"). Prior to the Distribution, Schwitzer entered into a tax sharing agreement with Household that provides, among other things, that, in general, post-Distribution adjustments to pre-Distribution tax liabilities of Household Manufacturing, Inc., Household Manufacturing Limited and their subsidiaries, will be borne by Schwitzer or by Household in proportions or by other formulas which are deemed by Household to appropriately allocate these liabilities to Schwitzer. The Distribution qualified as a tax-free spinoff under Section 355 of the Internal Revenue Code of 1986, as amended. However, if the Distribution were to be reclassified as a taxable event, Household and Schwitzer would share the tax costs in a no-fault situation and would indemnify each other for any liabilities incurred arising from any act or omission by either party that would cause the Distribution to be reclassified as a taxable event.

NOTE 8.   EMPLOYEE RETIREMENT PLANS
- -----------------------------------------------------------------

The Company has various employee retirement plans which provide pension benefits to substantially all of its employees. Defined benefit plans covering the hourly employees provide benefits of stated amounts based on an employee's years of service and for certain plans, compensation for a specified period of time before retirement. Plans covering salaried employees provide benefits that are based on an employee's years of service and compensation for a specified period of time before retirement.

The total expense under these plans amounted to $1,686,000 in 1994, $2,239,000 in 1993, and $1,475,000 in 1992. Pension
expense for the defined benefit plans in 1994, 1993 and 1992 is comprised of the following elements:



In thousands                                  1994      1993      1992
- --------------------------------------------------------------------------
Current service cost                       $ 1,669    $1,662    $1,873
Interest on projected benefit obligations    1,878     1,957     1,869
Actual return on assets                        933    (1,264)   (1,589)
Gain due to curtailment                       (138)      ---       ---
Net amortization and deferral               (2,656)     (116)     (678)
- --------------------------------------------------------------------------
                                           $ 1,686   $ 2,239   $ 1,475
==========================================================================


The Company's funding policy is to make annual contributions required by applicable regulations, which may, from time to time, exceed the Internal Revenue Service deductibility limits by immaterial amounts. The Company annually contributes to the defined benefit plans amounts which are actuarially determined to provide the plans with sufficient assets to meet future benefit payment requirements. Plan assets consist substantially of investments in pooled funds which are comprised primarily of equity securities, U.S. Government securities, corporate bonds and investments in collective short-term investment funds.

The following table summarizes the funded status of the Company's defined benefit pension plans and the related amounts recognized in the Company's consolidated balance sheets as of December 31, 1994 and 1993:



In thousands                             1994                     1993
- -------------------------------------------------------------------------------
                               Underfunded  Overfunded  Underfunded  Overfunded
                                  Plans       Plans        Plans       Plans
- -------------------------------------------------------------------------------
Actuarial present value of
 benefit obligations-
  Vested . . . . . . . . . . .  $ 13,563     $  4,503    $ 14,562     $  4,219
  Nonvested. . . . . . . . . .     1,476          347       1,482          469
- --------------------------------------------------------------------------------
Accumulated benefit obligations   15,039        4,850      16,044        4,688
Effects of salary progression      2,061        2,692       2,301        2,066
- --------------------------------------------------------------------------------
Projected benefit obligations     17,100        7,542      18,345        6,754
Plan assets at fair value         13,411        7,721      14,523        7,234
- --------------------------------------------------------------------------------
Plan assets over/(under)
  projected benefit
  obligations                   $ (3,689)    $    179    $ (3,822)    $    480
================================================================================

Pension benefit recognized in
the consolidated balance sheets $ (1,647)    $  1,484    $ (1,414)    $  1,213

Amounts not recognized:
  Net asset upon transition to
     new accounting standard         477         (132)        549         (119)
  Net loss . . . . . . .  . . .   (1,734)        (898)     (2,521)        (205)
  Prior service cost . .  . . .     (785)        (439)       (436)        (547)
  Other                              ---          164           0          138
- --------------------------------------------------------------------------------
  Total                         $ (3,689)    $    179    $ (3,822)    $    480
================================================================================
  Additional liability . . . .  $    614     $    ---    $    749     $    ---
  Intangible asset . . . . . .  $   (543)    $    ---    $   (340)    $    ---
  Pre-tax reduction to
    shareholders' equity . . .  $     71     $    ---    $    409     $    ---


     The assumptions used as of December 31, 1994 and 1993 in determining pension expense and funded status information shown above are as follows:

                                        1994           1993
- -----------------------------------------------------------------
Discount rate. . . . . . . . .       7.5 - 8.7%     7.2 - 8.5%
Rate of salary progression . .       4.2 - 5.0%     4.2 - 6.0%
Long-term rate of return on assets   8.0 - 9.7%     9.0 - 9.7%

The Company eliminated its interest in the Quality Spring/Togo joint venture in 1993. Prerequisite to this action was the split-out of hourly employees under a joint plan. The Company transferred $1,584,000 from its Master Trust Account to the new entity's plan based on actuarial assumptions. Pursuant to the Company's Plan, salaried personnel's pension benefits for Quality Spring/Togo were frozen at September 30, 1993, and will remain part of the Company's Plan.

In 1993, the Company amended certain of its plans to provide improved benefits to retirees. The effect of the amendment was an increase of approximately $690,000, in the projected benefit obligation.

In addition to providing pension benefits, the Company and its operating subsidiaries provide savings plans for management and other employees. The plans provide for matching contributions based on the terms of such plans to the accounts of plan participants. The Company and its operating subsidiaries expensed $377,000, $397,000, and $467,000 in the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE 9.   POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
- -----------------------------------------------------------------

Effective January 1, 1992, the Company adopted SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." This statement requires the Company to accrue the cost of providing postretirement benefits during the active service period of the employee. Certain domestic employees retiring from the Company after reaching a designated retirement age, who have rendered specific years of service, are entitled to postretirement health care and medical coverage, subject to deductibles, co-payments and other limitations. At the time of election, the Company recognized an accumulated liability, which resulted in an after-tax charge of $8,932,000 in 1992. Prior to 1992, the Company recognized these expenses as they were incurred.

Net periodic postretirement benefit cost for 1994, 1993 and 1992 included the following components (in thousands):


                                                1994       1993       1992
- -----------------------------------------------------------------------------
Service cost-benefits attributed to
 service during the period                   $    94    $   117    $   135
Interest cost on accumulated
 postretirement benefit obligation               894        971      1,099
Net deferral and amortization                     28        ---        ---
- -----------------------------------------------------------------------------
Net periodic postretirement benefit cost     $ 1,016    $ 1,088    $ 1,234
=============================================================================


The amounts recognized in the Company's consolidated balance sheet at December 31, 1994 and 1993 were as follows (in thousands):


                                                      1994        1993
- -----------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
 Retirees. . . . . . . . . . . . . . . . . . .    $ 11,422    $ 11,559
 Fully eligible active plan participants               363         430
- -----------------------------------------------------------------------------
 Fully eligible. . . . . . . . . . . . . . . .      11,785      11,989
 Other active plan participants                        946       1,021
- -----------------------------------------------------------------------------
Accumulated benefit obligation . . . . . . . .      12,731      13,010
Unrecognized net loss                               (1,855)     (1,323)
- -----------------------------------------------------------------------------
Postretirement liability recognized in financial
 statements                                       $ 10,876    $ 11,687
=============================================================================


The accumulated postretirement obligation was determined using a discount rate of approximately 8%. An increase of approximately
11% in per capita claims cost was assumed for 1994. The assumption provides for this rate to decline by 1% per year through 1999 and then remain constant at 5.5% thereafter.

A 1% increase in the health care cost trend rate would increase the estimated accumulated postretirement benefit obligation as of December 31, 1994 by approximately $860,000. The impact on net periodic cost is minimal. The Company's postretirement benefit plans are unfunded.

NOTE 10.  RESTRUCTURING CHARGES
- -----------------------------------------------------------------
In the first quarter of 1993, the Company recorded a restructuring charge of $8,650,000 ($5,304,000 net of tax benefits or $.39 per share). The restructuring charge was for actions implemented by the Company to reduce its cost structure and to improve its operating efficiencies, primarily at its Kuhlman Electric subsidiary. The charge included $5,281,000 for severance, pension and other personnel costs primarily related to reductions in the salaried and hourly workforce, $1,468,000 for the writedown and disposal of operating assets due to the elimination of unprofitable product lines, $1,735,000 for the implementation of programs to streamline operations and $166,000 for other writeoffs. In 1994, the Company made cash outlays of $3,282,000 related to the restructuring program. In 1993, the Company made cash outlays of $4,143,000 and recognized asset writedowns of $1,225,000 related to the restructuring program.

In 1992, a subsidiary of the Company initiated a restructuring program to reduce operating costs and improve manufacturing efficiencies at its operating facilities. The restructuring program primarily encompassed the adoption of new manufacturing processes, methods and organizational systems. The Company recorded a restructuring charge of $1,650,000 for the costs of implementing the program, including equipment write-offs, plant rearrangements and severance pay. The restructuring program was substantially completed at December 31, 1994.

NOTE 11.  SUPPLEMENTAL CASH FLOW INFORMATION
- -----------------------------------------------------------------

For purposes of the consolidated statements of cash flows, the Company considers all investments with original maturities of three months or less as cash equivalents.

Cash payments for interest and net cash payments for income taxes are as follows:



In thousands                         1994       1993       1992
- -----------------------------------------------------------------------------
Interest                          $ 7,642    $ 5,342    $ 4,972
Income taxes, net of refunds      $ 3,600    $(1,316)   $ 5,818


Supplemental Non-Cash Investing and Financial Activities:

During 1994, the Company issued 28,169 shares of its common stock to an executive in a non-cash transaction. The shares would have to be returned to the Company in the event the executive left the Company within one year. The fair market value of the stock at the time of issuance was approximately $500,000 and approximately $375,000 of this amount was charged to expense during 1994.

During 1994, the Company sold and disposed of certain non-operating assets generating $100,000 in cash. The Company, which recorded a loss of $92,000 on these transactions, reduced plant and equipment and accumulated depreciation by $1,838,000 and $1,646,000, respectively in 1994.

During 1993, the Company issued 50,000 shares of its common stock to an executive in a non-cash transaction. The fair market value of the stock at the time of issuance was $750,000, and this amount was charged to expense during 1993.

During 1993, the Company issued 19,047 shares of its common stock to an executive in lieu of a cash bonus. The fair market value of the stock at the time of issuance was approximately $300,000, and this amount was charged to expense during 1993.

During 1993, the Company sold an idle building and disposed of certain non-operating assets generating $2,443,000 in cash. The Company, which recorded a cumulative loss on these transactions of $1,071,000, reduced plant and equipment, accumulated depreciation and certain other assets by $4,498,000, $1,609,000 and $604,000, respectively in 1993.

See Note 2. Acquisition and Note 10. Restructuring Charge to the
Notes to Consolidated Financial Statements for additional supplemental information on non-cash investing and financing activities.

NOTE 12.   STOCK PURCHASE RIGHTS AND OPTION PLANS
- -----------------------------------------------------------------

Preferred Stock Purchase Rights

The Company has distributed one preferred stock purchase right for each outstanding share of common stock. Each right entitles the holder to purchase one one-hundredth (1/100) of a share of newly authorized Junior Participating Preferred Stock at a price of $55 per right. The rights, which do not have voting rights, will be exercisable only if a person or group acquires 20% or more of the Company's common stock without the Company's prior consent or announces a tender offer which would result in such ownership of 30% or more of the common stock. In the event the rights become exercisable and thereafter the Company is acquired in a merger or other business combination, each right will entitle its holder to purchase, at the right's then-current exercise price, common stock of the acquiring Company having a value of twice the exercise price of the right.

The rights expire on April 30, 1997, and may be redeemed by the Company at a price of $.01 per right at any time prior to 10 days after a 20% position has been acquired and under certain circumstances thereafter.

Common Stock Options

The Company maintains two employee stock option plans, a 1983 and a 1986 Stock Option Plans, for the granting of options to officers and key employees of the Company. The 1983 Plan expired in 1993, except to the extent that options were outstanding. All options under the 1986 Plan were granted at prices equal to the market value at the date of grant and may be exercised up to ten years from that date. As of December 31, 1994, no shares were available for grants under the 1986 Plan.

In conjunction with the merger with Schwitzer in May, 1995, the Company assumed the outstanding stock options under the Long-Term Executive Incentive Compensation Plan ("the 1989 Plan"), subject to the conversion ratio specified in the merger agreement. The 1989 Plan provides for the granting of options to officers and key employees of Schwitzer at the market value of shares at the date of grant. Subsequent to the merger, no additional options will be granted under the 1989 Plan.

In 1993, the Board of Directors adopted, and the shareholders approved the 1993 Non-Employee Director's Stock Plan ("New Director's Plan"). Pursuant to the New Director's Plan, each non-employee director receives annually a number of shares equal to an aggregate fair market value of $24,000 concurrent with the meeting of the Board of Directors held each year following the Annual Meeting of Stockholders. A total of 52,599 shares were available for grants as of December 31, 1994. With the adoption of the 1993 New Directors' Plan, the 1988 Stock Option Plan for Non-Employee Directors was terminated, except to the extent that options were outstanding.

A stock plan at Schwitzer prior to the May 1995 merger provided for the issuance of shares of Schwitzer stock to non-employee members of the Schwitzer Board of Directors for services to be performed. These amounts were recorded as compensation expense over the respective twelve-month service periods on a straight-line basis. Schwitzer also granted restricted shares of its stock to a key officer, which vested ratably over certain periods through 1992. Compensation expense in connection with the shares issued to non-employee members and the key officer was $105,000, $92,000 and $151,000 in 1994, 1993 and 1992, respectively.

The following table summarizes the transactions pursuant to the company's stock option plans for the three-year period ended
December 31, 1994:

                                            Number of       Option
                                             Shares         Prices
In thousands, except option prices
- ----------------------------------------------------------------------------
Options outstanding at
 January 1, 1992, as previously reported       786      $5.44 to $16.90

Adjustments in connection with
 pooling of interests                          416      $4.81 to $15.73
- ----------------------------------------------------------------------------

Options outstanding at
 January 1, 1992, as restated                1,202      $4.81 to $16.90
- ----------------------------------------------------------------------------
     Granted                                   142      $8.06 to $15.63
     Exercised                                 (83)     $4.81 to $12.58
     Expired or terminated                     (29)     $4.81 to $16.90
- ----------------------------------------------------------------------------

Options outstanding at
 December 31, 1992                           1,232      $4.81 to $16.90
- ----------------------------------------------------------------------------

     Granted                                   364      $7.02 to $16.13
     Exercised                                (203)     $4.81 to $15.63
     Expired or terminated                     (50)     $4.81 to $16.90
- ----------------------------------------------------------------------------

Options outstanding at
 December 31, 1993                           1,343      $4.81 to $16.90
- ----------------------------------------------------------------------------

     Granted                                   383      $9.75 to $17.75
     Exercised                                (137)     $4.81 to $15.63
     Expired or Terminated                     (40)     $4.81 to $16.90
- ----------------------------------------------------------------------------
Options outstanding at
 December 31, 1994                           1,549      $4.81 to $17.75
============================================================================

Exercisable at December 31, 1994             1,411

============================================================================


In 1994, the Company adopted the Kuhlman Corporation 1994 Stock Appreciation Rights Plan (the "SAR Plan"). The SAR Plan provides for discretionary grants to key employees of cash-only stock appreciation rights in shares of the Company's common stock.
Each Stock Appreciation Right ("SAR") measures the change in value of a share of the Company's common stock from the date of grant to the date of exercise. Unearned compensation, representing changes in the market value of the SAR, will be charged to income in the period incurred. A total of 1,500,000 SAR's are authorized to be granted under the Plan. As of December 31, 1994, 151,000 SAR's with a basis of $13.88 had been awarded and were outstanding under the SAR Plan.

NOTE 13.  BUSINESS SEGMENT INFORMATION
- -----------------------------------------------------------------

The Company currently classifies its manufactured products into two core business segments: (i) Electrical, such as distribution, power and instrument transformers; and electrical and electronic wire and cable products; (ii) Industrial, such as turbochargers, engine cooling fans, fan drives and vibration dampers used in medium and heavy duty diesel engines, light, medium and heavy duty trucks, and agricultural and construction equipment; and spring products and metal stampings for automotive and non-automotive applications. Net sales represent shipments to unaffiliated customers. Operating profit for each segment includes all costs and expenses directly related to the segment before financing charges or corporate allocations. Corporate items principally represent general and administrative costs. Identifiable assets are those used in the operations of each business or geographic segment. Corporate assets consist primarily of cash and cash equivalents.

The Company's operations by business segment and geographic area for the years ended December 31, 1994, 1993 and 1992, are as follows:

FINANCIAL DATA BY BUSINESS SEGMENT


In thousands                          1994         1993         1992
- --------------------------------------------------------------------------
Net Sales (1)
Electrical                       $ 235,274    $ 109,458    $ 110,658
Industrial                         160,843      132,763      120,768
- --------------------------------------------------------------------------
                                 $ 396,117    $ 242,221    $ 231,426
==========================================================================

Income(Loss) Before
   Taxes(Benefit) and
   Accounting Changes
Electrical (2)                   $   8,611    $  (6,325)   $   6,550
Industrial                          17,096        9,163        6,021
Corporate (2)                       (3,855)      (1,931)         ---
- --------------------------------------------------------------------------
                                    21,852          907       12,571
Interest Expense, Net               (6,969)      (4,523)      (3,985)
Unallocated                            720        2,050        1,250
- --------------------------------------------------------------------------
                                 $  15,603    $  (1,566)   $   9,836
==========================================================================

Identifiable Assets
Electrical                       $ 142,190    $ 148,806    $  75,658
Industrial                          85,447       81,195       79,373
Corporate/Unallocated                1,548       12,920          ---
- --------------------------------------------------------------------------
                                 $ 229,185    $ 242,921    $ 155,031
==========================================================================


Capital Expenditures
Electrical                       $   6,283    $   2,429    $   5,017
Industrial                           6,211        3,521        3,870
Corporate/Unallocated                  554          141          ---
- --------------------------------------------------------------------------
                                 $  13,048    $   6,091    $   8,887
==========================================================================

Depreciation and Amortization
Electrical                       $   5,406    $   2,635    $   2,631
Industrial                           5,771        5,957        6,347
Corporate/Unallocated                   30           10          ---
- --------------------------------------------------------------------------
                                 $  11,207    $   8,602    $   8,978
==========================================================================


(1) In 1994, 1993 and 1992, sales to Caterpillar, Inc., a customer of the Company's Industrial Segment, represented
     10%, 15% and 13%, respectively, of the Company's net sales.

(2) 1993 Operating Profit reflects a restructuring charge of $8,650, of which $7,705 relates to the Electrical Segment and $945 to Corporate/Unallocated.

FINANCIAL DATA BY GEOGRAPHIC SEGMENT


                                 1994         1993         1992
- -----------------------------------------------------------------------
Net Sales
United States               $ 347,173    $ 207,945    $ 195,783
Europe                         38,630       27,294       30,401
Brazil                         10,314        6,982        5,242
- -----------------------------------------------------------------------
                            $ 396,117    $ 242,221    $ 231,426
=======================================================================

Income(loss) Before Tax
   and Accounting Change
United States               $  16,999    $    (705)   $  11,013
Europe                          3,304        1,763        2,320
Brazil                          1,549         (151)        (762)
- -----------------------------------------------------------------------
                               21,852          907       12,571
Interest Expense, Net          (6,969)      (4,523)      (3,985)
Unallocated                       720        2,050        1,250
- -----------------------------------------------------------------------
                            $  15,603    $  (1,566)   $   9,836
=======================================================================

Identifiable Assets
United States               $ 196,481    $ 216,933    $ 128,760
Europe                         23,925       18,385       18,981
Brazil                          8,151        6,754        6,406
Canada                            628          849          884
- -----------------------------------------------------------------------
                            $ 229,185    $ 242,921    $ 155,031
=======================================================================


NOTE 14.  FINANCIAL INSTRUMENTS
- -----------------------------------------------------------------

Off-Balance Sheet Risk

The Company enters into contracts and options hedging future commodity purchases, principally copper, for periods consistent with the terms of the underlying transactions. The Company does not engage in speculation. While the commodity hedging contracts and options affect the Company's results of operations, they do so only in connection with the underlying transactions. As a result, they do not subject the Company to risk from commodity price movements, because gains and losses on these contracts offset losses and gains on the transactions being hedged. At December 31, 1994 and 1993, the Company had $5,990,000 and $753,000 of commodity hedging contracts and options outstanding, substantially all of which were for copper. The hedging contracts generally have maturities that do not exceed 12 months. At December 31, 1994, the Company had immaterial unrealized gains on hedging contracts and options.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The risk is limited due to the large number of entities comprising the Company's customer base and their dispersion across many different industries and geographies. At December 31, 1994, the Company had no significant concentrations of credit risk.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables, and debt instruments. The book values of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their respective fair values because of the immediate or short-term maturity of these financial instruments. The Company had approximately $84,773,000 of debt instruments at December 31, 1994, for which the fair value approximated the book value because a substantial portion of the underlying instruments are variable rate notes which reprice frequently.

Guarantees

The Company has guaranteed the payment obligations for certain leases of its subsidiaries. These guarantees amounted to $1,483,000 at December 31, 1994. As of December 31, 1994, a
subsidiary has guaranteed up to $2,000,000 of bank debt financing of an unconsolidated affiliate under a joint venture agreement. The Company is of the opinion that its subsidiaries and the unconsolidated affiliate will be able to perform under their respective obligations and that no payments will be required and no losses will be incurred under such guarantees.

Letters of Credit and Surety Bonds

At December 31, 1994, the Company had letters of credit and surety bonds outstanding totaling $2,446,000 which guarantee various activities, including performance of the Company's obligations under certain self-insured workers' compensation insurance programs. The Company is of the opinion that no losses will be incurred due to non-performance of these obligations.

NOTE 15.  OTHER INCOME (EXPENSE)
- -----------------------------------------------------------------

Other income (expense) for the years ended December 31, 1994, 1993 and 1992 consisted of the following:


In thousands                                   1994       1993       1992
- ----------------------------------------------------------------------------
Covenant not to compete                     $ 1,250    $ 1,250    $ 1,250
Royalty income                                  846        874        868
Foreign currency translation adjustments       (847)    (1,040)        88
Loss on disposal of equipment                   (92)    (1,037)       ---
Expenses of terminated merger                  (530)       ---        ---
Other, net                                   (1,339)       131       (736)
- ----------------------------------------------------------------------------
                                            $  (712)   $   178    $ 1,470
============================================================================


NOTE 16.  QUARTERLY FINANCIAL DATA (UNAUDITED)
- -----------------------------------------------------------------

The Company's quarterly results are summarized below for the years ended December 31, 1994 and 1993.

In thousands, except per share data

                                         Quarter
                        -----------------------------------------
1994                      First     Second      Third     Fourth      Total
- -----------------------------------------------------------------------------
Net sales               $ 99,162   $ 95,679   $102,192   $ 99,084   $396,117
Gross profit            $ 19,655   $ 19,125   $ 20,006   $ 17,099   $ 75,885
Operating profit        $  6,621   $  6,004   $  6,870   $  3,789   $ 23,284
Net income              $  2,860   $  2,587   $  3,519   $  1,004   $  9,970
Net income per share    $   0.21   $   0.19   $   0.26   $   0.07   $   0.73


In thousands, except per share data


                                         Quarter
                        -----------------------------------------
1993                      First      Second     Third     Fourth      Total
- -----------------------------------------------------------------------------
Net sales               $ 57,166    $ 60,749  $ 59,348   $ 64,958   $242,221
Gross profit            $ 10,100    $ 11,034  $ 10,523   $ 11,641   $ 43,298
Operating profit
   (loss)(1)            $ (6,610)   $ 3,254   $  2,732   $  3,403   $  2,779
Net income(loss)(1)     $ (4,553)   $ 1,418   $  1,622   $  1,823   $    310
Net income(loss) per
   share(1)             $  (0.36)   $  0.11   $   0.12   $   0.13   $   0.02


(1) First quarter 1993 results reflect a restructuring charge of $8,650 ($5,304 net of tax or $0.42 per share).

                 Report of Independent Public Accountants



We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Kuhlman Corporation (a Delaware Corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income
(loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994 (not presented herein) and, in our report dated February 6, 1995, we expressed an unqualified opinion on those statements. We have also audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Schwitzer, Inc. (a Delaware corporation) and subsidiaries as of January 1, 1995 and January 2, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 1, 1995 (not presented herein) and, in our report dated February 9, 1995, we expressed an unqualified opinion on those statements. As discussed in the notes to the consolidated financial statements noted above both Kuhlman Corporation and Schwitzer, Inc. changed their methods of accounting for income taxes and postretirement benefits other than pensions.

We have also made a similar audit of the accompanying supplemental consolidated balance sheets of Kuhlman Corporation and subsidiaries as of December 31, 1994 and 1993, and the related supplemental consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. The supplemental consolidated statements give retroactive effect to the merger with Schwitzer, Inc. on May 31, 1995, which has been accounted for as a pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kuhlman Corporation and its subsidiaries as of December 31, 1994 and 1993, and the results to their operations and their cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the merger with Schwitzer, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 1992, the Company changed its methods of accounting for income taxes and postretirement benefits other than pensions.



                                        Arthur Andersen LLP


Louisville, Kentucky
May 31, 1995

                      KUHLMAN CORPORATION AND SUBSIDIARIES

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                                                  Three Months Ended
                                                        March 31,
                                                -----------------------
                                                   1995          1994
                                                ---------     ---------
                                                      (Unaudited)
                                         (In thousands, except per share data)

Net sales. . . . . . . . . . . . . . . . .      $ 106,926     $   99,162
Cost of goods sold . . . . . . . . . . . . .       86,213         79,507
                                                ---------     ----------
Gross profit . . . . . . . . . . . . . . . .       20,713         19,655
Selling, engineering and development,
   general and administrative expense. . . . . .   13,522         13,034
                                        .       ---------     ----------
Operating profit . . . . . . . . . . . . . .        7,191          6,621
                                                ---------     ----------
Other income(expense):
   Interest expense, net . . . . . . . . . .       (1,856)        (1,908)
   Other, net. . . . . . . . . . . . . . . .          559            109
                                                ---------     ----------
     Total other income(expense), net. . . .       (1,297)        (1,799)
                                                ---------     ----------
Income before taxes. . . . . . . . . . . . .        5,894          4,822
Taxes on income. . . . . . . . . . . . . . .        2,346          1,962
                                                ---------     ----------
Net income . . . . . . . . . . . . . . . . .    $   3,548     $    2,860
                                                =========     ==========
Per share amounts:
   Net income. . . . . . . . . . . . . . . .    $    0.27     $     0.21
                                                =========     ==========

Average shares outstanding . . . . . . . . .       13,130         13,665
                                                =========     ==========


          The Notes To Supplemental Consolidated Financial Statements should be read in conjunction with these statements.

                      KUHLMAN CORPORATION AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                 (In thousands)


                                                      March 31,  December 31,
                                                        1995        1994
                                                      ---------  -----------
                                                           (Unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents . . . . . . . . . . .    $  2,887     $  3,036
   Accounts receivable, less reserves of $1,078
     and $990 at March 31, 1995 and December 31,
     1994, respectively                                 66,454       59,892
   Inventories . . . . . . . . . . . . . . . . . .      45,932       43,713
   Deferred income taxes . . . . . . . . . . . . .       5,305        6,071
   Prepaid expenses and other current assets . . .       3,109        5,887
                                                      ---------   ----------
     Total current assets  . . . . . . . . . . . .     123,687      118,599
                                                      ---------   ----------
Plant and equipment, at cost:
   Land, buildings and leasehold improvements  . .      36,254       35,977
   Machinery and equipment . . . . . . . . . . . .     110,400      107,692
   Construction in progress  . . . . . . . . . . .       2,616        2,668
                                                      ---------   ----------
     . . . . . . . . . . . . . . . . . . . . . . .     149,270      146,337
   Less - accumulated depreciation . . . . . . . .     (84,574)     (81,587)
                                                      ---------   ----------
     . . . . . . . . . . . . . . . . . . . . . . .      64,696       64,750
                                                      ---------   ----------
Intangible assets, net of amortization of
   $2,026 and $1,668 at March 31, 1995 and
   December 31, 1994, respectively . . . . . . . .      39,094       39,452
Other assets . . . . . . . . . . . . . . . . . . .       6,174        6,384
                                                      ---------   ----------
     . . . . . . . . . . . . . . . . . . . . . . .    $233,651     $229,185
                                                      =========   ==========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Notes payable . . . . . . . . . . . . . . . . .    $    ---     $  2,000
   Current portion of long-term debt . . . . . . .       5,944        5,878
   Accounts payable  . . . . . . . . . . . . . . .      33,617       30,624
   Accrued liabilities . . . . . . . . . . . . . .      30,137       30,596
                                                      ---------   ----------
     Total current liabilities . . . . . . . . . .      69,698       69,098
                                                      ---------   ----------
Bank debt. . . . . . . . . . . . . . . . . . . . .      59,331       59,253
Other long-term debt . . . . . . . . . . . . . . .      17,635       17,642
                                                      ---------   ----------
   Total long-term debt. . . . . . . . . . . . . .      76,966       76,895
                                                      ---------   ----------
Accrued postretirement benefits  . . . . . . . . .       8,790        8,943
                                                      ---------   ----------
   Deferred income taxes . . . . . . . . . . . . .       1,127        1,033
                                                      ---------   ----------
   Total liabilities . . . . . . . . . . . . . . .     156,581      155,969
                                                      ---------   ----------
Shareholders' equity:
   Preferred stock, par value $1.00, authorized 2,000
     shares, none issued;  Junior participating
     preferred stock, series A, no par value,
     authorized 200 shares, none issued. . . . . .         ---          ---
   Common stock, par value $1.00, authorized 20,000
     shares, issued 13,172 shares at March 31, 1995
     and 13,100 at December 31, 1994, respectively .    13,172       13,100
   Additional paid-in capital  . . . . . . . . . .      25,880       25,300
   Retained earnings . . . . . . . . . . . . . . .      39,294       36,672
   Foreign currency translation adjustments. . . .      (1,233)      (1,813)
   Minimum pension liability . . . . . . . . . . .         (43)         (43)
                                                      ---------   ----------
     Total shareholders' equity  . . . . . . . . .      77,070       73,216
                                                      ---------   ----------
     . . . . . . . . . . . . . . . . . . . . . . .    $233,651     $229,185
                                                      =========   ==========


          The Notes to Supplemental Consolidated Financial Statements should be read in conjunction with these statements.

                      KUHLMAN CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Three Months Ended
                                                            March 31,
                                                    ----------------------
                                                       1995        1994
                                                    ----------  ----------
                                                         (Unaudited)
                                                        (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income . . . . . . . . . . . . . . . . . . . .    $ 3,548    $ 2,860
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization . . . . . . . . .      3,071       2,978
   Deferred income taxes, net. . . . . . . . . . .      1,222       1,377
   Provision for losses on accounts receivable . .         97          52
   (Gain) loss on sale of assets . . . . . . . . .         (3)         92
   Other, net. . . . . . . . . . . . . . . . . . .       (503)       (457)
   Effect of exchange rates on assets and liabilities     (35)        259
   Changes in operating assets and liabilities:
     Accounts receivable . . . . . . . . . . . . .     (6,285)     (1,275)
     Inventories . . . . . . . . . . . . . . . . .     (1,986)      2,914
     Prepaid expenses and other current assets . .      2,686        (360)
     Accounts payable. . . . . . . . . . . . . . .      2,776         743
     Accrued expenses. . . . . . . . . . . . . . .       (265)     (1,626)
                                                    ----------  ----------
Net cash provided by operating activities  . . . .      4,323       7,557
                                                    ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures  . . . . . . . . . . . . .     (2,384)     (1,943)
   Proceeds from the sale of equipment . . . . . .         75           8
                                                    ----------  ----------
Net cash used by investing activities  . . . . . .     (2,309)     (1,935)
                                                    ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in revolver  . . . . . . . . . . . . . .     (1,921)    (16,175)
   Repayments of term debt . . . . . . . . . . . .        (31)       (728)
   Dividends . . . . . . . . . . . . . . . . . . .       (922)       (900)
   Stock options exercised . . . . . . . . . . . .        628         526
   Restricted cash . . . . . . . . . . . . . . . .        ---       1,800
                                                    ----------  ----------
Net cash used by financing activities  . . . . . .     (2,246)    (15,477)
                                                    ----------  ----------
Effect of exchange rate changes on cash. . . . . .         83        (256)
                                                    ----------  ----------
Net decrease in cash and cash equivalents  . . . .       (149)    (10,111)
Cash and cash equivalents at beginning of period .      3,036      18,994
                                                    ----------  ----------
Cash and cash equivalents at end of period . . . .    $ 2,887    $  8,883
                                                    ==========  ==========

Supplemental disclosure of cash flow information:
Cash paid during the period for:
   Interest  . . . . . . . . . . . . . . . . . . .    $ 1,439    $  1,504
                                                    ==========  ==========
   Income taxes, net of refunds  . . . . . . . . .    $(1,152)   $   (165)
                                                    ==========  ==========


                 The Notes To Consolidated Financial Statements
              should be read in conjunction with these statements.

                      KUHLMAN CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                   For The Three Months Ended March 31, 1995
                                  (Unaudited)
                                 (In thousands)

                                                  Foreign
                             Additional          Currency   Minimum
                     Common   Paid-in  Retained Translation Pension
                      Stock   Capital  Earnings Adjustment Liability  Total

                     -------  -------  -------   -------   -------   -------
Balances at
 December 31, 1994   $13,100  $25,300  $36,672   $(1,813)  $   (43)  $73,216
                     -------  -------  -------   -------   -------   -------

Net income               ---      ---    3,548       ---       ---     3,548

Cash dividends
 declared ($0.15
 per share)(1)           ---      ---     (926)      ---       ---      (926)

Stock options
 exercised                72      556      ---       ---       ---       628

Foreign currency
 translation
 adjustment              ---      ---      ---       580       ---       580

Other                    ---       24      ---       ---       ---        24
                     -------  -------   -------   -------  -------   -------

Balances at
 March 31, 1995      $13,172  $25,880   $39,294   $(1,233) $   (43)  $ 7,070
                     =======  =======   =======   =======  =======   =======


(1) Dividends per share have not been restated to reflect the Schwitzer merger.

                  The Notes To Consolidated Financial Statements
               should be read in conjunction with these statements.

                   KUHLMAN CORPORATION AND SUBSIDIARIES

                     ---------------------------------

          NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                 For the Three Months Ended March 31, 1995
                                (Unaudited)

1. Supplemental Consolidated Financial Statements

   The consolidated balance sheet at March 31, 1995 and the related consolidated statements of income, cash flows and shareholders' equity for the three months ended March 31, 1995 and 1994, have been prepared by Kuhlman Corporation (the "Company") without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company at March 31, 1995 and the results of operations and cash flows for three months ended March 31, 1995 and 1994, have been made. On May 31, 1995, the Company merged Schwitzer, Inc. ("Schwitzer") with a wholly-owned subsidiary of the Company. The merger was accounted for as a pooling of interests. The financial statements for all periods have been restated to present the combined balance sheet and results of operations of both companies as if the merger had been in effect for all periods presented. Certain amounts in the 1994 consolidated financial statements have been reclassified to conform with the 1995 presentation.

   Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the accompanying financial statements. These supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the Company's audited supplemental consolidated financial statements as of and for the three years ended December 31, 1994 included in this Form 8-K.

   The results of operations for the three months ended March
31, 1995 are not necessarily indicative of the results to be expected for the full year 1995.

2. Merger

   On May 31, 1995, the Corporation merged Schwitzer, a New York Stock Exchange listed company, with a wholly-owned subsidiary of the Company. The merger was accounted for under the pooling of interests method of accounting. As provided for in the merger agreement, each share of Schwitzer common stock was converted into 0.9615 share of the Company's common stock, resulting in the company issuing 6.98 million shares of stock. In accordance with the pooling of interests method of accounting, the Company's financial statements have been restated for all periods presented to include the results of Schwitzer. Operating results for the Company and Schwitzer for the quarters ended March 31, 1995 and 1994, prior to restatement, are presented below.

                        Quarter Ended March 31,
                        -----------------------
                           1995           1994
- ----------------------------------------------------------------------------
The Company
  Net sales            $ 61,031       $ 62,416
  Net income                715          1,136
- ----------------------------------------------------------------------------
Schwitzer
  Net sales            $ 45,895       $ 36,746
  Net income              2,833          1,724
- ----------------------------------------------------------------------------
Combined
  Net sales            $106,926       $ 99,162
  Net income              3,548          2,860
- ----------------------------------------------------------------------------


3.   Earnings and Dividends Per Share

  Earnings per share in the accompanying consolidated statements of income for the three months ended March 31, 1995 and 1994 have been computed based on the average number of common stock and common stock equivalents, if any, outstanding throughout the period. Shares used in the per share calculation for the three months ended December 31, 1994 included 734,000 shares resulting from the dilutive effect of common stock equivalents. There was no dilution for the three months ended March 31, 1995.

  A cash dividend of $0.15 per share was declared during each of the first quarters of 1995 and 1994, excluding the effect of the merger with Schwitzer.

4.                     Inventories

  Inventories consisted of the following, in thousands:


                               March 31,    December 31,
                                 1995           1994
                              ---------     ------------
                              (unaudited)
          FIFO cost:
              Raw materials    $ 21,986      $ 17,333
              Work-in-process     8,129         8,262
              Finished goods     19,242        21,677
                               ---------     -----------
                   Total         49,357        47,272
          Excess of FIFO
              over LIFO cost     (3,425)       (3,559)
                               ---------     -----------

          Net inventories      $  45,932     $  43,713
                               =========     ===========
